Exhibit 99.1

Mr. Martinez is associated with Apollo Management, L.P. (“Apollo Management”) and its affiliated investment managers, including Apollo Management V, L.P. (“Management V”), which is the manager of Communications Investments LLC (“Communications LLC”) and Apollo Investment Fund V (PLASE), L.P. (“AIF V (PLASE)”), and Apollo Management IV, L.P. (“Management IV”), which is the manager of each of Apollo Investment Fund IV, L.P. (“AIF IV”), Apollo Overseas Partners IV, L.P. (“Overseas IV”), AIF IV/RRRR LLC (“RRRR LLC”), AP/RM Acquisition, LLC (“AP/RM LLC”) and ST/RRRR LLC (“ST LLC”).  AIF IV, Overseas IV, RRRR LLC, AP/RM LLC and ST LLC all hold shares of stock in Hughes Communications, Inc. (“HCI”).  Communications LLC, AIF V (PLASE) and HCI are the holders of record of shares of common stock of Hughes Telematics, Inc. (the “Issuer”).  Communications LLC serves as the fiduciary for Apollo German Partners V GmbH & Co. KG (“German V”) with respect to German V’s investment in the Issuer.  Apollo Verwaltungs V GmbH (“Apollo German GP”) is the general partner of German V.  Management V is a special limited partner of German V and is the sole shareholder of Apollo German GP.  AIF V Management LLC (“AIF V Management”) is the general partner of Management V.  Apollo Management is the managing general partner of Management IV and the sole member and manager of AIF V Management.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.  Apollo Advisors V, L.P. (“Apollo V”) is the general partner of AIF V (PLASE) and a special limited partner of German V.  Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner of AIF IV and the managing general partner of Overseas IV.  Apollo Capital Management IV, Inc. (“Capital Management IV”) is the general partner of Advisors IV.  Apollo Capital Management V, Inc. (“Capital Management V”) is the general partner of Advisors V.  Apollo Principal Holdings I, L.P. (“Apollo Principal”) is the sole stockholder of Capital Management IV and of Capital Management V.  Apollo Principal Holdings I GP, LLC (“Apollo Principal GP”) is the general partner of Apollo Principal.  This report does not include any securities of the Issuer that may be deemed beneficially owned by any of Communications LLC, AIF V (PLASE), German V, Management V, AIF V Management, Advisors V, Capital Management  V, Apollo German GP, HCI, AIF IV, Overseas IV, RRRR LLC, AP/RM LLC, ST LLC, Management IV, Advisors IV, Capital Management IV, Apollo Management, Management GP, Management Holdings, Holdings GP, Apollo Principal or Apollo Principal GP, and Mr. Martinez disclaims beneficial ownership of all such securities.  This report shall not be deemed an admission that Mr. Martinez is the beneficial owner of, or has any pecuniary interest in, any such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.